Exhibit 4.10

AMENDMENT NO. 7 TO AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT (this “Amendment”), effective as of July 6, 2011, is entered into by and among:

(a)           Eastman Chemical Financial Corporation, a Delaware corporation, as Seller and as initial Servicer (“ECFC”), and

(b)           The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, formerly known as The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, individually as a Victory Liquidity Bank (“BTMU”), as Victory Agent (the “Victory Agent”) and as administrative agent (the “Administrative Agent”), with respect to the Amended and Restated Receivables Purchase Agreement dated as of July 9, 2008 by and among the parties hereto (as heretofore amended, the “Existing Agreement” which, as amended hereby, is hereinafter referred to as the “Agreement”).

Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Existing Agreement.

W I T N E S S E T H :

WHEREAS, effective on the date hereof, BTMU extends its Commitment under the Existing Agreement; and

WHEREAS, the parties are willing to agree to such modification on the terms and subject to the conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

1. Amendments to Existing Agreement.

(a)           The definition of “Co-Agents’ Fee Letter” in Exhibit I to the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“Co-Agents’ Fee Letter” means that certain amended and restated letter agreement dated as of July 6, 2011 between the Seller and BTMU, as amended, restated and/or otherwise modified from time to time.

(b)           The definition of “Liquidity Termination Date” in Exhibit I to the Existing Agreement is hereby amended to delete “July 6, 2011” where it appears and to substitute in lieu thereof “July 3, 2012”.

2. Representations and Warranties.

  In order to induce the other parties to agree to this Amendment, ECFC hereby represents and warrants that  (a) after giving effect to the amendments set forth in Section 1 above, the representations and warranties set forth in Section 5.1 of the Existing Agreement are true and correct in all material respects on and as of the date hereof,  and (b) no event has occurred and is continuing that constitutes a Servicer Default or Potential Servicer Default.

3. Conditions Precedent.

  This Amendment will become effective as of the date first above written upon receipt by the Administrative Agent of (a) counterparts of this Amendment, duly executed by each of the parties hereto, (b) counterparts of the Co-Agents’ Fee Letter, duly executed by ECFC and BTMU, and payment of the renewal fee referenced therein, and (c) payment of BTMU’s reasonable out of pocket expenses in connection with the preparation of the foregoing documents.

4. CHOICE OF LAW.

  THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) WITHOUT REGARD TO ANY CONFLICT OF LAW PRINCIPLES.

5. WAIVER OF JURY TRIAL.

  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE AGREEMENT.

6. Binding Effect.

  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).  A facsimile or .pdf copy of a signed counterpart hereof shall have the same force and effect as an original.

7. Counterparts.

  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

<Signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers or signatories as of the date hereof.

EASTMAN CHEMICAL FINANCIAL CORPORATION, as Seller and Initial Servicer

By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Victory Liquidity Bank

By:
Name:
Title:

Commitment:  $200,000,000.00

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Victory Agent and Administrative Agent

By:
Name:
Title: